UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 13, 2023
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4020 Stirrup Creek Drive, Suite 110, Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2023, Novan, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Purchaser”) pursuant to which the Company agreed to issue and sell to the Purchaser, in a registered direct offering, an aggregate of (i) 2,750,000 shares of its common stock, (ii) pre-funded warrants to purchase an aggregate of 2,292,017 shares of common stock (the “pre-funded warrants”) and (iii) warrants (the “common warrants” and together with the pre-funded warrants, the “warrants”) to purchase an aggregate of 5,042,017 shares of common stock, at a combined purchase price of $1.19 per share (or $1.1899 per pre-funded warrant) and associated common warrant (the “Offering”). The Offering closed on March 16, 2023.

The gross proceeds to the Company from the Offering are approximately $6.0 million before deducting placement agent fees and offering expenses and excluding the exercise of any warrants. The Company intends to use the net proceeds from the Offering, together with existing cash, to fund its berdazimer gel, 10.3% (SB206) development program activities, support sales and marketing efforts for the Company’s marketed products and for general working capital purposes and other operating expenses.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the offering. In connection with Wainwright’s services as exclusive placement agent, the Company paid Wainwright a cash fee equal to 6.5% of the gross proceeds of the offering. The Company has also agreed to pay Wainwright an expense allowance consisting of (a) $35,000 for non-accountable expenses, (b) up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses and (c) $15,950 in clearing fees.

Each pre-funded warrant has an exercise price of $0.0001 per share. The pre-funded warrants are exercisable immediately upon issuance until all of the pre-funded warrants are exercised in full. Each common warrant will be exercisable upon the six-month anniversary of the closing of the Offering (the “initial exercise date”), will have an exercise price of $1.20 per share and will expire five years from the initial exercise date. This Offering also relates to the shares of common stock issuable upon exercise of the warrants sold in this Offering. The warrants are subject to certain limitations on beneficial ownership. The Company’s common stock is listed on The Nasdaq Capital Market. There is no established public trading market for the warrants and the Company does not expect a market to develop.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and, as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Securities Purchase Agreement.

As part of the Securities Purchase Agreement, subject to certain exceptions, certain of the Company’s officers and directors agreed not to sell or otherwise dispose of any of the Company’s common stock held by them for a period beginning on the date of execution of the applicable lock-up agreements by each such officer and director and ending 45 days after the closing date of the Offering. The foregoing summary of the Securities Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Securities Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The exercise price and the number of shares of common stock purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, reclassifications and combinations of the Company’s common stock. If, at any time warrants are outstanding, any fundamental transaction occurs, as described in the warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of the Company’s outstanding voting stock, or the sale of all or substantially all of its assets, the successor entity must assume the obligations to the warrant holders. Additionally, in the event of a fundamental transaction, each holder of common warrants will have the right to require the Company, or its successor, to repurchase such warrants for an amount of cash equal to the Black Scholes value of the remaining unexercised portion of such warrants. The foregoing summary of the warrants does not purport to be complete and is subject to, and qualified in its entirety by, the form of common warrant and pre-funded warrant, which are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.

The shares and warrants being offered and sold in the Offering, and the shares of Company’s common stock issuable upon the exercise of the warrants, have been registered under the Securities Act pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-262865) as declared effective by the SEC on February 25, 2022, as supplemented by a prospectus supplement filed with the SEC on March 15, 2023 pursuant to Rule 424(b) under the Securities Act.

The Company also agreed to amend certain existing warrants to purchase up to an aggregate of 5,261,311 shares of common stock at an exercise price of $2.851 per share and an expiration date of June 13, 2027 held by the Purchaser, effective upon the closing of the Offering, such that the amended warrants will have a reduced exercise price of $1.20 per share following the closing of the Offering, will become exercisable six months after the closing of the Offering and, after such delay, will be exercisable until December 13, 2027. A form of the existing warrant, as amended, is filed herewith as Exhibit 4.3 and incorporated herein by reference.

A copy of the opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. relating to the legality of the issuance and sale of the shares of Company’s common stock, the warrants, and the shares of Company’s common stock issuable upon the exercise of the warrants in the offering is filed herewith as Exhibit 5.1.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
 EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Common Warrant (March 2023)
4.2	Form of Pre-Funded Warrant (March 2023)
4.3	Form of Common Warrant, as amended (June 2022)
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
10.1	Form of Securities Purchase Agreement, dated March 13, 2023, by and between the Company and the purchaser identified therein.
23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: March 16, 2023	By:	/s/ John M. Gay
John M. Gay
Chief Financial Officer